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                                                               Exhibit (3) (iii)

April 26, 2005

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 17 to the Registration Statement on Form S-6 for Zenith Life Plus II, issued through New England Variable Life Separate Account (File No. 33-52050).


                                                   Very truly yours,

                                                   /s/ Marie C. Swift
                                                   ----------------------------
                                                   Marie C. Swift
                                                   Vice President and Counsel